Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-32703, 333-32705, 333-49530, 333-49532, 333-49540, 333-59570, 333-62269, 333-107870, 333-132624 and 333-170515) of TransAct Technologies Incorporated of our report dated March 12, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut March 12, 2012